Exhibit 99

Contact: Terri MacInnis
Dir. of I.R., Bibicoff & Associates
818.379.8500
tmacinnis@pacbell.net

NUTRACEUTIX BOARD MEMBER RESIGNS FOR PERSONAL REASONS

REDMOND, WA., APR. 15, 2002 — Nutraceutix, Inc. (OTC BB: NUTX) announced that, effective immediately, Carl W. Schafer has resigned for personal reasons from the Company’s board of directors. The Company has identified and is considering for nomination pharmaceutical industry-qualified candidates.

     Based in Redmond, Washington, Nutraceutix, Inc. is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies such as LiveBac® Probiotics and the patented CDT Controlled Delivery Technology platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. Nutraceutix technologies provide distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. Established partnerships with pharmaceutical, OTC and natural products industry companies enable Nutraceutix to co-develop new products and to add value and protection to existing product franchises. For more information on Nutraceutix, please call 1.800.548.3222 or visit http://www.nutraceutix.com/.

     Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company’s product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.